Exhibit 21


              Subsidiaries of Hallmark Financial Services, Inc.
              -------------------------------------------------

 Name of Subsidiary                             Jurisdiction of Incorporation
 ------------------                             -----------------------------

 American Hallmark Insurance Company of Texas*               Texas

 Hallmark Finance Corporation*                               Texas

 ACO Holdings, Inc.*                                         Texas

 Hallmark Claims Service, Inc.                               Texas
 (d/b/a Phoenix General Agency)

 American Hallmark General Agency, Inc.                      Texas
 (d/b/a Phoenix General Agency)

 Hallmark Underwriters, Inc.*                                Texas

 American Hallmark Agencies, Inc.*                           Texas

 Allrisk Insurance Agency, Inc.*                             Texas

 Phoenix Indemnity Insurance Company*                        Arizona

 Hallmark General Agency, Inc.*                              Texas

 Effective Claims Management, Inc.*                          Texas

 Texas General Agency, Inc.*                                 Texas

 Gulf States Insurance Company*                              Oklahoma

 Pan American Acceptance Corporation*                        Texas

 TGA Special Risk, Inc.*                                     Texas

 Aerospace Holdings, LLC*                                    Texas

 Aerospace Flight, Inc.*                                     Texas

 Aerospace Insurance Managers, Inc.*                         Texas

 Aerospace Claims Management Group, Inc.*                    Texas

 Aerospace Special Risk, Inc.*                               Texas

 Mannequin PCC Ltd. Cell A-22*                               Guernsey


 *  Conducts business under their corporate name.